Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of BancFirst Corporation (the “Company”) on Forms S-8 (Fine No. 333-259292, effective September 3, 2021; File No. 333-233241, effective August 13, 2019, File No. 333-228152, effective November 2, 2018, File No. 333-201524, effective January 15, 2015, and File No. 333-175914, effective July 29, 2011) of our report, dated February 25, 2022, on our audits of the consolidated financial statements of the Company as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, which report is included in the Company’s Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 25, 2022, on our audit of the internal control over financial reporting of the Company as of December 31, 2021, which is included in the Annual Report on Form 10-K.

/s/ BKD, LLP

Oklahoma City, Oklahoma

February 25, 2022